                                                                    Exhibit 10.1

                                                                  CONFORMED COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 15, 2001, amending the Credit Agreement dated as of April 7, 1994 and amended and restated as of January 29, 1998, as amended by Waiver and Amendment No. 1 dated as of December 16, 1998, further amended and restated as of March 15, 1999, further amended by Amendment No. 1 dated as of April 23, 1999, further amended and restated as of April 12, 2000 and September 30, 2000 and further amended by Amendment No. 1 dated as of December 31, 2000 (the "Credit Agreement"), among APPLIED EXTRUSION TECHNOLOGIES, INC. (the "Company"), the LENDERS party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto desire to amend the Credit Agreement to increase the amount of working capital commitments by $6,000,000 and modify the borrowing base provisions, the interest coverage ratio and leverage ratio covenants and certain other provisions, all as more fully set forth below, and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendments specified below;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof', "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the date hereof refer to the Credit Agreement as amended and restated hereby.

      SECTION 2. Section 1.01 and Exhibit C. (a) The definition of "Applicable Margin" in Section 1.01 of the Credit is amended to replace the chart contained therein with the following chart:

-------------------------------------------------------------------------------
                                                 Eurodollar   Letter of Credit
 Applicable Leverage Ratio:   Base Rate Margin     Margin         Fee Rate
-------------------------------------------------------------------------------
 less than 5.00 to 1                1.25%           2.50%          2.50%
-------------------------------------------------------------------------------
 greater than 5.00 to 1 and
 less than or equal to 5.75 to 1    1.50%           2.75%          2.15%
-------------------------------------------------------------------------------
 greater than 5.75 to 1 and
 less than or equal to 6.10 to 1    1.75%           3.00%          3.00%
-------------------------------------------------------------------------------
 greater than 6.10 to 1             2.25%           3.50%          3.50%
-------------------------------------------------------------------------------

      (b) The definitions of "Available PP&E Amount" and "Borrowing Base" in
Section 1.01 of the Credit Agreement, and Exhibit C to the Credit Agreement, are amended to replace the phrase "$50,000,000 (provided that such amount shall be reduced to $40,000,000 on the date the Working Capital Commitments cease to exceed $80,000,000, and, at any time when such amount otherwise would exceed $40,000,000, shall be reduced, but to no less than $40,000,000, by the Capital Expenditure Shortfall)" with the following phrase:

      $56,000,000 (provided that such amount (x) shell be reduced to $40,000,000 on the date the Working Capital Commitments cease to exceed $80,000,000,
      (y) at any time when such amount otherwise would exceed $40,000,000, shall be reduced, but to no less than $40,000,000, by the Capital Expenditure Shortfall (or the requisite portion thereof); and (z) in any event, shall be reduced, but to no less than $40,000,000, by $1,500,000 (or the requisite portion thereof) on the last day of each calendar quarter, commencing on September 30, 2001).

      The definition of "Available PP&E Amount" is further amended to replace the date "September 30, 2000" with the date "April 15, 2001".

      (c) The definition of "Eligible Inventory" in Section 1.01 of the Credit Agreement is amended to add after the word "landlord" each place it appears the words "or warehouseman"; to add after the word "landlord's" the words "or warehouseman's"; to replace the words "within 90 days after the Closing Date" with the words "on or before the later of May 31,2001 or the first date on which Inventory was located on such premises"; and to add after the word "made" in the proviso to clause (j) the words "(which is expected to include Inventory at each warehouse where less than $1,000,000 in Inventory is located)".

      (d) The definition of "Funded Indebtedness" in Section 1.01 of the Credit Agreement is amended to add, before the period at the end thereof, the proviso"; provided that for purposes of Section 9.11, Funded Indebtedness shall exclude the QPF Notes".

      (e) The definition of "Interest Expense" in Section 1.01 of the Credit Agreement is amended to add, before the period at the end thereof, the proviso ",provided that for purposes of Section 9.10, Interest Expense shall exclude interest on the QPF Notes".

      (f) Section 1.01 of the Credit Agreement is further amended by adding in the appropriate alphabetical order the following definitions:

      "QPF Acquisition" shall mean the acquisition by the Company of assets relating to the oriented polypropylene business of QPF, LLC, including without limitation tangible personal property (such as inventories, machinery and equipment) and intellectual property, pursuant to the Asset Purchase Agreement dated as of May 3, 2001 among the Company, QPF, LLC and Hood Companies, Inc.

      "QPF Escrow Account" shall mean the escrow account in an initial amount of $4,000,000 required to be established at State Street Bank and Trust Company pursuant to and in accordance with Section 2.5 of the Asset Purchase Agreement dated as of May 3, 2001 among the Company, QPF, LLC and Hood Companies, Inc.

      "QPF Notes" shall mean the Purchase Note and the Inventory Note, each to be issued by the Company to QPF, LLC upon the consummation of the QPF Acquisition, substantially in the forms attached hereto as Exhibit J.

      SECTION 3. Section 9.08. Section 9.08 of the Credit Agreement is amended to replace the word "and" at the end of clause (v) with a comma and to add the following clause (vii) before the period at the end thereof:

      and (vii) the QPF Notes; provided that cash payments with respect to the QPF Notes (whether principal, interest or other payments) may be made only if no Default has occurred and is continuing and (x) prior to the later of March 29, 2002 and the 270th day after issuance of the Purchase Note referred to in the definition of QPF Notes (such later date, the "Note Date"), subject to clause (y) below, only from the Net Cash Proceeds of
      (A) the disposition of assets permitted to secure the QPF Notes pursuant to Section 9.13, or (B) the refinancing of the Senior Notes, to the extent such refinancing yields cash in an amount in excess of that needed to repay the

      Senior Notes in full; and (y) on the later of December 29, 2001 and the 180th day after issuance of the Purchase Note, in an amount not to exceed $2,000,000 and only with respect to the Purchase Note, and on and after the Note Date, with respect to the remainder of the QPF Notes in each case only if the Working Capital Commitments do not exceed $80,000,000, the maximum Available PP&E Amount does not exceed $40,000,000, the sum of the Company's cash on hand and the aggregate unused amount of the Working Capital Commitments which the Company would be permitted to use pursuant to Section 2.01(ii) equals or exceeds $5,000,000 after giving effect to such cash payment, and the Company shall demonstrate compliance with its obligations under Sections 9.09, 9.10 and 9.11 as of the most recently ended fiscal quarter, in each case determined on a pro forma basis as if the Indebtedness outstanding after giving effect to such cash payment had been incurred at the beginning of the period for which compliance is measured.

      SECTION 4. Section 9.11. The chart set forth in Section 9.11 of the Credit Agreement is amended to read as follows for the periods beginning on or after April 1, 2001 and ending on or before September 30, 2001:

             Period                                                     Ratio
      April 1, 2001 through June 30,2001                                6.20:1
      July 1, 2001 through September 30, 2001                           5.20:1

      SECTION 5. Section 9.12. Section 9.12(v) of the Credit Agreement is amended to insert after the number "$10,000,000" the phrase "(or, in the case of the QPF Acquisition, $5,000,000)". Section 9.12 is further amended to delete the word "and" at the end of clause (vii), replace the period at the end of clause
(viii) with the expression "; and", and add the following new clause (ix) at the end thereof;

      (ix) dispositions of assets permitted to secure the QPF Notes pursuant to
      Section 9.13(ii).

      SECTION 6. Section 9.13. Section 9.1 3(ii) of the Credit Agreement is amended to replace "$2,000,000" with "(x) the aggregate principal amount of the QPF Notes or (y) if the QPP Notes have been paid in full, $2,000,000". Section
9. 13(iv) of the Credit Agreement is amended to add after the number "(iv)" the words "the QPF Escrow Account and". Section 9.13 is further amended to add the following sentence at the end thereof

      It is understood that pursuant to Section 9-312 of the Uniform Commercial Code or otherwise certain of the Liens permitted pursuant to this Section

      9.13 (including, without limitation, Liens securing the QPF Notes) may have priority over the Liens created pursuant to the Security Documents. The Lenders authorize the Administrative Agent to execute such documents as may reasonably be requested by the holders of the QPF Notes to evidence or confirm such priority.

      SECTION 7. Section 9.18. Section 9.18 of the Credit Agreement is amended to add the following new penultimate paragraph:

      For purposes of this Section 9.18, the QPF Acquisition shall not constitute a Capital Expenditure.

      SECTION 8. Section 9.20. Section 920 of the Credit Agreement is amended to delete the word "and" at the end of clause (iii) and add the following new clause (v) before the period at the end thereof:

      , and (v) the QPF Escrow Account.

      SECTION 9. Section 10.01. Section 10.01(c) of the Credit Agreement is amended to add the following clause before the word "or" at the end thereof or the QPF Notes shall not have been paid in full on or prior to March 29, 2002;

      SECTION 10. Schedule I. Schedule I to the Credit Agreement is amended to add the following item:

      2. Asset Purchase Agreement dated as of May 3, 2001 among Applied Extrusion Technologies, Inc., QPF, LLC and Hood Companies, Inc. and each ancillary agreement (including, without limitation, the Purchase Note, Purchase Security Agreement, Inventory Note and Inventory Security Agreement) referred to therein.

      SECTION 11. Increased Commitments. The aggregate amount of the Working Capital Commitments under this Amended and Restated Agreement is increased on and as of the Effective Date (as hereinafter defined) by $6,000,000 (the "Increase") to $96,000,000, and each Lender's Working Capital Commitment on and as of the Effective Date is the amount set forth opposite its name on the signature pages hereof

      SECTION 12. Representations of Company. The Company represents and warrants that after giving effect to the foregoing provisions of this Amended and Restated Credit Agreement (i) the representations and warranties of the Company and its Subsidiaries made in each Basic Document shall be true (or, in the case of Basic Documents which are not Financing Documents, true in all material respects) on and as of the Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 7.01(b) on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

      SECTION 13. GOVERNING LAW. THIS AMENDED AND RESTATED CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 14. Counterparts. This Amended and Restated Credit Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 15. Effectiveness. This Amended and Restated Credit Agreement shall become effective, and the Credit Agreement shall have been restated to read as set forth in the Credit Agreement with the amendments specified herein, as of the date hereof on the date (the "Effective Date") when the Administrative Agent shall have received (i) from the Company for the account of each Lender, an amendment fee equal to the sum of (x) 0.25% of such Lender's Working Capital Commitment as in effect immediately prior to the Effective Date and (y) 1% of such Lender's portion of the Increase, (ii) an opinion of Ropes & Gray, counsel for the Company (or such other counsel for the Company as may be acceptable to the Administrative Agent), substantially to the effect of Exhibit D to the Credit Agreement with reference to this Amendment and Restatement and the Credit Agreement as amended and restated hereby, (iii) from each of the Company and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, and (iv) such other documents and instruments, including, without limitation, appraisals and consultants' reports, as the Administrative Agent may reasonably request in connection with this Amendment and Restatement and the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the date first above written.

                                    APPLIED EXTRUSION
                                       TECHNOLOGIES, INC.

                                    By: /s/ Anthony J. Allott
                                        ----------------------------------------
                                        Title: Senior Vice President and Chief
                                               Financial Officer

Working Capital Commitment          THE CHASE MANHATTAN BANK
$16,533,333.33

                                    By: /s/ Peter A. Dedousis
                                        ----------------------------------------
                                        Title: Managing Director

Working Capital Commitment          LASALLE BUSINESS CREDIT, INC.
$18,895,238.13

                                    By: /s/ John S. Eby
                                        ----------------------------------------
                                        Title: Vice President

Working Capital Commitment          FLEET NATIONAL BANK
$16,533,333.33

                                    By: /s/ Melissa A. Post
                                        ----------------------------------------
                                        Title: Authorized Officer

Working Capital Commitment          PNC BANK, N.A.
$15,847,619.02

                                    By: /s/ Craig T. Sheetz
                                        ----------------------------------------
                                        Title: Vice-President

Working Capital Commitment          FIRST UNION NATIONAL BANK
$17,523,809.52

                                    By: /s/ John T. Trainor
                                        ----------------------------------------
                                        Title: Vice President

Working Capital Commitment          PROVIDENT BANK
$10,666,666.67

                                    By: /s/ Jose V. Garde
                                        ----------------------------------------
                                        Title: Vice President

                                                                       EXHIBIT J

                              FORM OF PURCHASE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
      AND MAY NOT BE SOLD, ASSIGNED PLEDGED OR OTHERWISE TRANSFERRED IN THE
          ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT
           COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY
                      TO THE ISSUER THAT REGISTRATION UNDER
                            SAID ACT IS NOT REQUIRED.

                                      NOTE

$9,000,000.00                                                   __________, 2001

       THIS NOTE is made as of the date stated above by APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), to the order of QPF, LLC, a Mississippi limited liability company ("Secured Party").

                                    ARTICLE I

                                     PAYMENT

      FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party, at Secured Party's office at do Hood Companies, Inc., 623 Main Street, Suite 100, Hattiesburg, Mississippi 39403, or such other place as Secured Party may from time to time designate in writing to Debtor, on or before [270th day after issuance] (the "Maturity Date") the principal amount of Nine Million and 00/100 Dollars ($9,000,000.00) together with interest as specified below, in repayment of a credit extended by Secured Party to Debtor (the "Loan"), all in lawful money of the United States of America, as follows:

      1.1 Installments of Interest. Debtor shall pay Secured Party the following:

            (a) on [180th day after issuance], if any principal amount of this Note shall then be outstanding, an interest payment in an amount equal to
      (i) Two Million and 00/100 Dollars ($2,000,000.00) multiplied by a fraction the numerator of which is the principal amount of this Note then outstanding and the denominator of which is the Nine Million and 00/100 Dollars ($9,000,000,00), and

            (b) additional interest on the amount of the principal balance outstanding under this Note from time to time at the following rates:

                (i) from the date of initial issuance of this Note to and including _______ [90th day after Issuance], a per annum rate of zero percent (0%);

                (ii) from ______ [90th day after issuance] to and including ________________ [180th day after issuance], a per annum rate of twelve percent (12%); and

                (iii) from ______ [180th day after issuance], a per annum rate of fifteen percent (15%).

Unless otherwise agreed by Secured Party, all installments of principal and interest shall be applied first to interest at the rate herein specified to the date of receipt of payment and the balance shall be applied on account of principal. Interest shall be computed for any period as excluding the first day of such period but including the last day of such period, on a daily basis and on the basis of a three hundred sixty (360) day year. Except as provided in clause (a) above, Debtor will pay all interest at maturity, except that all accrued but unpaid interest shall be due and payable at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

       1.2 Payment of Indebtedness at Maturity. The term "Indebtedness" shall mean the indebtedness evidenced by this Note, including the principal and all interest, and all fees, costs and expenses incurred by Secured Party in connection with the Loan that are reimbursable by Debtor, and all other sums due or required to be paid to Secured Party under the Security Agreement (described below). The entire Indebtedness shall be due and payable on the Maturity Date. Debtor acknowledges that Secured Party has no obligation to refinance the Loan at maturity.

       1.3 Mandatory Prepayments. Debtor shall promptly prepay, without premium or penalty, unpaid principal under this Note to the extent of any cash proceeds received by Debtor upon the sale, conveyance or transfer of any of the Assets (as defined in the Security Agreement described below).

       1.4 Optional Prepayments. Debtor reserves the right to prepay, without premium or penalty, any unpaid principal of this Note, in whole or in part, provided that Debtor gives Secured Party not less than two (2) business days' prior written notice of its intention to do so. Any payment of this Note in full shall be accompanied by the payments of all accrued and unpaid interest and any other amounts due hereunder.

       1.5 Payment Time. All payments shall be delivered in good funds to Secured Party prior to 2:30 p.m., Central Time, on the date due at its principal office set forth above, or at such other place as Secured Party designates in writing.

      1.6 Time of Essence. Time is of the essence of this Note.

                                    ARTICLE II

                         SECURITY, DEFAULT AND REMEDIES

      2.1 Security for Payment. Payment of this Note is secured by the "Purchase Security Agreement" (as such term is defined in the Asset Purchase Agreement dated as of May 3, 2001, as from time to time in effect, pursuant to which Secured Party sold certain assets to the Debtor, as from time to time in effect, the "Security Agreement") from Debtor to Secured Party.

       2.2 Events of Default. The following constitute events of default under this Note ("Default"): (a) failure of Debtor to pay any amount of Indebtedness when due, whether interest, principal or otherwise and whether as an installment, on the Maturity Date or otherwise; or (b) any "Default" as such term is defined in clauses (b) and (c) of the definition thereof contained in the Security Agreement

       2.3 Acceleration of Maturity. At any time after the occurrence of any Default and at the option of Secured Party, the entire principal balance under this Note, together with interest accrued thereon and all other Indebtedness (including all sums expended by Secured Party in connection with such Default), shall upon notice to Debtor become immediately due and payable.

       2.4 Attorneys' Fees. If any counsel (whether an employee of Secured Party or otherwise) is employed, retained or engaged (a) upon a Default, to collect the Indebtedness or any part thereof, whether or not legal proceedings are instituted by Secured Party, (b) to represent Secured Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving Debtor or a claim under this Note, (c) upon a Default, to enforce the liens or security interests created by the Security Agreement, or (d) to represent Secured Party in any other proceedings in connection with the Security Agreement or the property described therein, then Debtor shall pay on demand to Secured Party all related reasonable attorneys' fees, time charges and expenses as a part of the Indebtedness; provided, however, that Secured Party shall be entitled to such fees, charges and expenses only to the extent that Debtor has agreed to pay such fees, charges and expenses in the Security Agreement.

       2.5 Secured Party's Remedies. Upon Default, Secured Party, at its option, may proceed to exercise any other rights and remedies available to Secured Party under the Security Agreement and to exercise any other rights and remedies against Debtor or with respect to this Note which Secured Party may have at law, at equity or otherwise. Secured Party's remedies under this Note, or the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively, or together against Debtor, and any security described in the Security Agreement. Secured Party may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Secured Party's sole discretion. Failure of Secured Party, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of that right at any time during the Default or in the event of any subsequent Default. Secured Party shall not by any other omission or act be deemed to waive any of its rights or remedies unless such waiver is written and signed by an officer of Secured Party, and then only to the extent specifically set forth. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event

                                   ARTICLE III

                                  OTHER MATTERS

      3.1 Waivers. Except as expressly provided herein or in the Security Agreement, Debtor hereby (a) waives and renounces any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges,
(b) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest, (c) waives all notices in connection with the performance, default, or enforcement or collection of this Note, and (d) waives any and all lack of diligence and delays in the enforcement or collection of the Note.

      3.2 Interpretation. The headings of sections and paragraphs in this Note are for convenience of reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions. The use of singular and plural nouns, and masculine, feminine, and neuter pronouns, shall be fully interchangeable, where the context so requires. If any provision of this Note, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid or unenforceable, the validity or enforceability of the remainder of this Note shall be construed as if such invalid or unenforceable part were never included.

      3.3 Business Loan. Debtor hereby represents that the Loan constitutes a "business loan" within the purview of 815 ILCS 205/4(1)(c), as amended.

      3.4 Interest Laws. Secured Party and Debtor intend to comply with the laws of the State of Illinois with regard to the rate of interest charged. Notwithstanding any provision to the contrary in this Note or the Security Agreement, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Indebtedness. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the Security Agreement, then in such event (a) the provisions of this paragraph shall govern and control; (b) Debtor shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Secured Party may have received shall, at the option of Secured Party, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law or both, (ii) refunded to the payor, or (iii) so applied or refunded in any combination of the foregoing; (d) the applicable interest rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the State, and this Note and the Security Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the applicable interest rate; and (e) Debtor shall not have any action against Secured Party for any damages whatsoever arising out of the payment or collection of Excess Interest.

      3.5 Subsequent Holders. Upon any endorsement, assignment, or other transfer of this Note by Secured Party or by operation of law, the term "Secured Party" shall mean such endorsee, assignee, or other transferee or successor to Secured Party then becoming the holder of this Note.

      3.6 Subsequent Obligors. This Note shall be binding on all persons claiming under or through Debtor. The term "Debtor", as used herein, shall include the respective successors, assigns, legal and other representatives of Debtor.

      3.7 Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

      3.8 Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      3.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, DEBTOR HEREBY WANES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF. DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

      IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first stated above.


                                    APPLIED EXTRUSION TECHNOLOGIES, INC.

                                    By:   ______________________________________
                                    Its:  ______________________________________

                             FORM OF INVENTORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
     AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE
          ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT
           COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY
                      TO THE ISSUER THAT REGISTRATION UNDER
                            SAID ACT IS NOT REQUIRED.

                                      NOTE

$___________                                                      _________,2001

      THIS NOTE is made as of the date stated above by APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), to the order of QPF, LLC, a Mississippi limited liability company ("Secured Party").

                                   ARTICLE IV

                                     PAYMENT

      FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party, on or before [230th day after issuance] (the "Maturity Date"), at Secured Party's office at c/o Hood Companies, Inc., 623 Main Street, Suite 100, Hattiesburg, Mississippi 39403, or such other place as Secured Party may from time to time designate in writing to Debtor, the principal amount of _________________ Dollars ($_________), together with interest as specified below, in repayment of a credit extended by Secured Party to Debtor (the "Loan"), all in lawful money of the United States of America, as follows:

      4.1 Installments of Interest. Debtor shall pay Secured Party interest on the amount of the principal balance outstanding under this Note from time to time at the following rates:

            (i) from the date of initial issuance of this Note to and including the Maturity Date, a per annum rate of zero percent (0%); and

            (ii) from the Maturity Date, a per annum rate of fifteen percent (15%).

Unless otherwise agreed by Secured Party, all installments of principal and interest shall be applied first to interest at the rate herein specified to the date of receipt of payment and the balance shall be applied on account of principal. Interest shall be computed for any period as excluding the first day of such period but including the last day of such period, on a daily basis and on the basis of a three hundred sixty (360) day year. All accrued but unpaid interest shall be due and payable upon the payment in full hereof.

      4.2 Payment of Indebtedness at Maturity. The term "Indebtedness" shall mean the indebtedness evidenced by this Note, including the principal and all interest, and all fees, costs and expenses incurred by Secured Party in connection with the Loan that are reimbursable by Debtor, and all other sums due or required to be paid to Secured Party under the Security Agreement (described below). The entire Indebtedness shall be due and payable on the Maturity Date. Debtor acknowledges that Secured Party has no obligation to refinance the Loan at maturity.

      4.3 Mandatory Prepayments. Debtor shall prepay, without premium or penalty, unpaid principal under this Note in the amount of the purchase price paid by Debtor for any Inventory (as defined in the Purchase Agreement referred to below) determined pursuant to Exhibit E to the Purchase Agreement which is consumed or sold, such payments to be made within forty-five (45) days of consumption or shipment (as applicable) of such Inventory.

      4.4 Optional Prepayments. Debtor reserves the right to prepay, without premium or penalty, any unpaid principal of this Note, in whole or in part, provided that Debtor gives Secured Party not less than two (2) business days' prior written notice of its intention to do so. Any payment of this Note in full shall be accompanied by the payment of all accrued and unpaid interest and any other amounts due hereunder.

      4.5 Payment Time. All payments shall be delivered in good funds to Secured Party prior to 2:30 p.m., Central Time, on the date due at its principal office set forth above, or at such other place as Secured Party designates in writing.

      4.6 Time of Essence. Time is of the essence of this Note.

                                    ARTICLE V

                          SECURITY DEFAULT AND REMEDIES

      5.1 Security for Payment. Payment of this Note is secured by the "Inventory Security Agreement" (as such term is defined in the Asset Purchase Agreement dated as of May 3, 2001, as from time to time in effect (the "Purchase Agreement"), pursuant to which Secured Party sold certain assets to the Debtor, as from time to time in effect, the "Security Agreement") from Debtor to Secured Party.

      5.2 Events of Default The following constitute events of default under this Note ("Default"): (a) failure of Debtor to pay any amount of Indebtedness when due, whether principal or otherwise and whether as an installment, on the Maturity Date or otherwise; or (b) any "Default" as such term is defined in clauses (b) and (c) of the definition thereof contained in the Security Agreement.

      5.3 Acceleration of Maturity. At any time after the occurrence of any Default and at the option of Secured Party, the entire principal balance under this Note, together with all other Indebtedness (including all sums expended by Secured Party in connection with such Default), shall upon notice to Debtor become immediately due and payable.

      5.4 Attorneys' Fees. If any counsel (whether an employee of Secured Party or otherwise) is employed, retained or engaged (a) upon a Default, to collect the Indebtedness or any part thereof, whether or not legal proceedings are instituted by Secured Party, (b) to represent Secured Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving Debtor or a claim under this Note, (c) upon a Default, to enforce the liens or security interests created by the Security Agreement, or (d) to represent Secured Party in any other proceedings in connection with the Security Agreement or the property described therein, then Debtor shall pay on demand to Secured Party all related reasonable attorneys' fees, time charges and expenses as a part of the Indebtedness; provided, however, that Secured Party shall be entitled to such fees, charges and expenses only to the extent that Debtor has agreed to pay such fees, charges and expenses in the Security Agreement.

      5.5 Secured Party's Remedies. Upon Default, Secured Party, at its option, may proceed to exercise any other rights and remedies available to Secured Party under the Security Agreement and to exercise any other rights and remedies against Debtor or with respect to this Note which Secured Party may have at law, at equity or otherwise. Secured Party's remedies under this Note, or the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively, or together against Debtor, and any security described in the Security Agreement. Secured Party may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Secured Party's sole discretion. Failure of Secured Party, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of that right at any time during the Default or in the event of any subsequent Default. Secured Party shall not by any other omission or act be deemed to waive any of its rights or remedies unless such waiver is written and signed by an officer of Secured Party, and then only to the extent specifically set forth. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

                                   ARTICLE VI

                                  OTHER MATTERS

      6.1 Waivers. Except as expressly provided herein or in the Security Agreement, Debtor hereby (a) waives and renounces any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges,
(b) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest, (c) waives all notices in connection with the performance, default, or enforcement or collection of this Note, and (d) waives any and all lack of diligence and delays in the enforcement or collection of the Note.

      6.2 Interpretation. The headings of sections and paragraphs in this Note are for convenience of reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions. The use of singular and plural nouns, and masculine, feminine, and neuter pronouns, shall be fully interchangeable, where the context so requires. If any provision of this Note, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid or unenforceable, the validity or enforceability of the remainder of this Note shall be construed as if such invalid or unenforceable part were never included.

      6.3 Business Loan. Debtor hereby represents that the Loan constitutes a "business loan" within the purview of 815 ILCS 205/4(1)(c), as amended.

      6.4 Interest Laws. Secured Party and Debtor intend to comply with the laws of the State of Illinois with regard to the rate of interest charged. Notwithstanding any provision to the contrary in this Note or the Security Agreement, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Indebtedness. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the Security Agreement, then in such event (a) the provisions of this paragraph shall govern and control; (b) Debtor shall not be obligated to pay any Excess Interest (c) any Excess Interest that Secured Party may have received shall, at the option of Secured Party, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor, or (iii) so applied or refunded in any combination of the foregoing; (d) the applicable interest rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the State, and this Note and the Security Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the applicable interest rate; and (e) Debtor shall not have any action against Secured Party for any damages whatsoever arising out of the payment or collection of Excess Interest.

      6.5 Subsequent Holders. Upon any endorsement, assignment, or other transfer of this Note by Secured Party or by operation of law, the term "Secured Party" shall mean such endorsee, assignee, or other transferee or successor to Secured Party then becoming the holder of this Note.

      6.6 Subsequent Obligors. This Note shall be binding on all persons claiming under or through Debtor. The term "Debtor", as used herein, shall include the respective successors, assigns, legal and other representatives of Debtor.

      6.7 Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

      6.8 Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      6.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, DEBTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

      IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first stated above.


                                          APPLIED EXTRUSION TECHNOLOGIES, INC.


                                          By:___________________________________
                                          Its:__________________________________